Exhibit 99.1

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations
(312) 592-5384 mark.steinkrauss@teldta.com

Julie D. Mathews, Manager, Investor Relations
(312) 592-5341 julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS AND U.S. CELLULAR SHARES NOW TRADING ON NEW YORK STOCK EXCHANGE

CHICAGO — Sept. 15, 2008 — Telephone and Data Systems, Inc. [NYSE:TDS, TDS.S] and United States Cellular Corporation [NYSE:USM] today announced that both companies’ publicly traded shares are now listed on the New York Stock Exchange (NYSE). The companies previously announced their intention to switch the listings of all of their publicly traded shares to the NYSE from the American Stock Exchange (AMEX). The shares of both companies have ceased trading on the AMEX. TDS Common Shares continue to trade as “TDS”; TDS Special Common Shares continue to trade as “TDS.S”; and U.S. Cellular Common Shares continue to trade as “USM”.

“This is an exciting day for TDS and U.S. Cellular,” said TDS President and CEO and U.S. Cellular Chairman LeRoy T. Carlson, Jr. “We believe that our companies will benefit from a presence on the world’s largest and most widely recognized stock exchange, and that our investors will benefit from the investments the NYSE has made to provide liquidity and the highest-quality market for stocks listed on the NYSE.”

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone, and broadband services to nearly 7.4 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 11,700 full-time equivalent employees as of June 30, 2008. For more information about TDS, visit www.teldta.com.

About U.S. Cellular

United States Cellular Corporation, the nation’s sixth-largest, full-service wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to nearly 6.2 million customers in 26 states. The Chicago-based company employed 8,400 full-time equivalent associates as of June 30, 2008. For more information about U.S. Cellular, visit www.uscellular.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of U.S. Cellular to successfully manage and grow the operations of more recently launched markets; changes in the overall economy, competition, the access to and pricing of unbundled network elements, the state and federal telecommunications regulatory environment, and the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; risks and uncertainties relating to restatements and possible future restatements; ability to remediate the material weakness; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.